UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware (States of incorporation)	333-116040 333-114502 (Commission File Numbers)	72-1575170 72-1575168 (IRS Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts.
     On November 21, 2006, GNC Corporation (“GNC”) and GNC Parent Corporation (“Parent”), a newly formed holding company that owns 100% of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of GNC, entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which GNC issued and sold to Parent a total of 10,578,995 shares of Common Stock for the aggregate purchase price of $130,439,008.35, or $12.33 per share. The purpose of the stock purchase was to fund a portion of GNC’s previously announced redemption of its Series A Preferred Stock (as defined below) and was funded by Parent from net proceeds of the Notes Offering (as defined below). The description of the Stock Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
Press Release — Notes Offering
     On November 21, 2006, Parent issued a press release to announce the closing of Parent’s offering of $425.0 million in aggregate principal amount of floating rate senior PIK notes due 2011 (the “Notes Offering”). The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
Final Notice of Redemption
     On November 28, 2006, GNC issued a Final Notice of Redemption (the “Final Notice”) to the holders of its 12% Series A Exchangeable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), notifying such holders that (1) the condition of closing the Notes Offering as set forth in the Conditional Notice of Redemption on November 3, 2006, had been satisfied and (2) GNC will redeem all of the outstanding shares of its Series A Preferred Stock on December 4, 2006 (the “Redemption Date”) at the redemption price of $1,068.57 per share, plus a cash amount equal to all accumulated dividends as of the Redemption Date. The description of the Final Notice contained herein does not purport to be complete and is qualified in its entirety by reference to the Final Notice, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Press Release — Final Notice of Redemption
     On November 28, 2006, GNC issued a press release to announce the issuance of the Final Notice to the holders of its Series A Preferred Stock and the accumulated quarterly dividend. The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

4.1	Final Notice of Redemption, dated November 28, 2006.

10.1	Amended and Restated Stock Purchase Agreement, dated November 21, 2006.

99.1	Press Release of GNC Parent Corporation, dated November 21, 2006.

99.2	Press Release of GNC Corporation, dated November 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: November 28, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Final Notice of Redemption, dated November 28, 2006.

10.1	Amended and Restated Stock Purchase Agreement, dated November 21, 2006.

99.1	Press Release of GNC Parent Corporation, dated November 21, 2006.

99.2	Press Release of GNC Corporation, dated November 28, 2006.